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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  April 26, 2004
                                                 -------------------------------


                               LAND O'LAKES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         MINNESOTA                     333-84486                  41-0365145
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)





            4001 LEXINGTON AVENUE NORTH
               ARDEN HILLS, MINNESOTA                               55126
      ----------------------------------------                 ----------------
      (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code  (651) 481-2222
                                                   -----------------------------



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits.
           99.1 Land O'Lakes, Inc. press release dated April 26, 2004.


ITEM 12.  DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

           On April 26, 2004, Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), issued a press release announcing quarterly results for the quarter ending March 31, 2004. A copy of the Company's press release is attached hereto as Exhibit 99.1.

           The press release includes the Company's calculations regarding EBITDA (earnings before interest, taxes, depreciation and amortization, as calculated pursuant to the Company's bond indenture governing its senior notes and also pursuant to its senior credit facilities) for the quarter ending March 31, 2004. The press release also contains a reconciliation of EBITDA to net income/(loss) before income taxes, a measure which the Company believes is the most directly comparable financial measure calculated in accordance with GAAP. The Company believes that a presentation of EBITDA provides useful information to its stakeholders since this information is needed to measure certain financial covenants under the Company's senior credit agreements and an indebtedness incurrence test under the bond indenture.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                   LAND O'LAKES, INC.


Date:  April 26, 2004                              /s/ Daniel Knutson
                                                   -----------------------------
                                                   Daniel Knutson
                                                   Senior Vice President
                                                   and Chief Financial Officer






















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                                  EXHIBIT INDEX


99.1    Land O'Lakes, Inc. press release dated April 26, 2004.